Exhibit 99.1

LANDS' END ANNOUNCES THIRD QUARTER FISCAL 2018 RESULTS

Company continues sales growth with improved profitability

DODGEVILLE, Wis., December 6, 2018 (GLOBE NEWSWIRE) - Lands' End, Inc. (NASDAQ:LE) today announced financial results for the Third Quarter ended November 2, 2018.

Third Quarter Fiscal 2018 Highlights:

•
Net revenue for the third quarter increased 4.9% to $341.6 million from $325.5 million in the third quarter last year. Direct segment net revenue increased 8.1% to $313.8 million, as compared to the same period last year. Retail segment net revenue decreased 21.0% to $27.8 million, from $35.2 million in the third quarter last year, due to the reduction in Lands’ End Shops at Sears locations. Same store sales increased by 11.8% overall, with U.S. Company operated stores increasing by 15.1% and same store sales in Lands’ End Shops at Sears increasing by 11.7%. At the end of the third quarter, there were 63 fewer Lands' End Shops at Sears.

•	Gross margin increased approximately 60 basis points to 44.2% from 43.6% in the third quarter last year.

•	Net income was $3.3 million, or $0.10 earnings per diluted share, as compared to Net income of $0.2 million, or $0.01 earnings per diluted share, in the third quarter of fiscal 2017.

•	Adjusted EBITDA(1) grew 22.1% to $15.7 million compared to $12.9 million in the third quarter of fiscal 2017.

Jerome S. Griffith, Chief Executive Officer and President, stated, “Our third quarter results marked the sixth consecutive quarter of sales growth and the fifth consecutive quarter of Adjusted EBITDA increases. We were pleased to see accelerated growth in our Direct segment, which grew approximately 8% as compared to last year, driven by strength in our U.S. eCommerce business, which grew double digits. We have continued the rollout of our own retail stores, and believe we have a viable, profitable and expandable store model which complements our successful online presence. We are extremely pleased to see the momentum across our business continued through the Thanksgiving and Cyber Monday period. Our inventory position is very strong, and we have depth in key items to drive sales over the remainder of the holiday period. As we look forward, we will continue to execute on our strategic plan focusing on product, digitalization, uni-channel distribution and infrastructure to drive consistent performance across the business.”

Balance Sheet and Cash Flow Highlights
Cash and cash equivalents were $105.9 million as of November 2, 2018, compared to $92.9 million on October 27, 2017. Net cash used in operations was $52.2 million for the thirty-nine weeks ended November 2, 2018, compared to net cash used in operations of $87.8 million for the same period last year.
Inventory was $432.0 million as of November 2, 2018, and $423.5 million as of October 27, 2017.
The Company had $152.4 million of availability under its asset-based senior secured credit facility and had $483.4 million of Long-term debt, net as of November 2, 2018.
Conference Call
The Company will host a conference call on Thursday, December 6, 2018, at 8:30 a.m. ET to review its third quarter financial results and related matters. The call may be accessed through the Investor Relations section of the Company's website at http://investors.landsend.com or by dialing (866) 753-5836.
About Lands' End, Inc.
Lands' End, Inc. (NASDAQ:LE) is a leading multi-channel retailer of casual clothing, accessories, footwear and home products. We offer products through catalogs, online at www.landsend.com, international websites, third party online marketplaces, and through retail locations. We are a classic American lifestyle brand with a passion for quality, legendary service and real value, and seek to deliver timeless style for women, men, kids and the home.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding our belief that our retail store model is viable, profitable and expandable; the strength of our inventory position; the depth in key items to drive holiday sales; the impact of continued business momentum and inventory on future performance; and our plans to focus on product, digitalization, uni-channel distribution, and infrastructure. All statements other than statements of historical fact, including without limitation, those with respect to our goals, plans, expectations and strategies set forth herein are forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: we may be unsuccessful in implementing our strategic initiatives, or our initiatives may not have their desired impact on our business; our ability to offer merchandise and services that customers want to purchase; changes in customer preference from our branded merchandise; customers' use of our digital platform, including customer acceptance of our efforts to enhance our e-commerce websites; customer response to our marketing efforts across all types of media; our maintenance of a robust customer list; our retail store strategy may be unsuccessful and we may be unable to open retail stores in locations and on terms that are acceptable to us; our dependence on information technology and a failure of information technology systems, including with respect to our e-commerce operations, or an inability to upgrade or adapt our systems; the success of our ERP and Enterprise Order Management systems implementations; fluctuations and increases in costs of raw materials; impairment of our relationships with our vendors; our failure to maintain the security of customer, employee or company information; our failure to compete effectively in the apparel industry; if Sears Holdings Corporation sells or disposes of its retail stores, including as part of the Chapter 11 proceedings instituted by Sears Holdings Corporation on October 15, 2018 or pursuant to the recapture rights granted to Seritage Growth Properties, and other parties or if its retail business does not attract customers or does not adequately provide services to the Lands’ End Shops at Sears; legal, regulatory, economic and political risks associated with international trade and those markets in which we conduct business and source our merchandise; our failure to protect or preserve the image of our brands and our intellectual property rights; increases in postage, paper and printing costs; failure by third parties who provide us with services in connection with certain aspects of our business to perform their obligations; our failure to timely and effectively obtain shipments of products from our vendors and deliver merchandise to our customers; reliance on promotions and markdowns to encourage customer purchases; our failure to efficiently manage inventory levels; unseasonal or severe weather conditions; the adverse effect on our reputation if our independent vendors do not use ethical business practices or comply with applicable laws and regulations; assessments for additional state taxes; incurrence of charges due to impairment of goodwill, other intangible assets and long-lived assets; the impact on our business of adverse worldwide economic and market conditions, including economic factors that negatively impact consumer spending on discretionary items; the failure of Sears Holdings or its subsidiaries to perform under various agreements or our failure to have necessary systems and services in place when such agreements expire; potential indemnification liabilities to Sears Holdings pursuant to the separation and distribution agreement in connection with our separation from Sears Holdings; the ability of our principal shareholders to exert substantial influence over us; potential liabilities under fraudulent conveyance and transfer laws and legal capital requirements; and other risks, uncertainties and factors discussed in the "Risk Factors" section of our Annual Report on Form 10-K for the fiscal year ended February 2, 2018, and Quarterly Reports on Form 10-Q. We intend the forward-looking statements to speak only as of the time made and do not undertake to update or revise them as more information becomes available, except as required by law.

CONTACTS:
Lands' End, Inc.
James Gooch
Chief Operating Officer and Chief Financial Officer
(608) 935-9341

Investor Relations:
ICR, Inc.
Jean Fontana
(646) 277-1214
Jean.Fontana@icrinc.com

-Financial Tables Follow-

LANDS’ END, INC.
Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands, except share data)	November 2, 2018	October 27, 2017	February 2, 2018*
ASSETS
Current assets
Cash and cash equivalents	$105,933	$92,913	$195,581
Restricted cash	2,069	1,640	2,356
Accounts receivable, net	41,496	39,044	49,860
Inventories, net	431,950	423,540	332,297
Prepaid expenses and other current assets	49,001	48,934	26,659
Total current assets	630,449	606,071	606,753
Property and equipment, net	145,808	129,955	136,501
Goodwill	110,000	110,000	110,000
Intangible asset, net	257,000	257,000	257,000
Other assets	5,461	17,454	13,881
TOTAL ASSETS	$1,148,718	$1,120,480	$1,124,135
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$179,036	$160,340	$155,874
Other current liabilities	116,367	103,886	100,257
Total current liabilities	295,403	264,226	256,131
Long-term debt, net	483,401	487,197	486,248
Long-term deferred tax liabilities	58,462	91,392	59,137
Other liabilities	7,246	14,568	15,526
TOTAL LIABILITIES	844,512	857,383	817,042
Commitments and contingencies
STOCKHOLDERS’ EQUITY
Common stock, par value $0.01 authorized: 480,000,000 shares; issued and outstanding: 32,211,641, 32,095,021 and 32,101,793, respectively	320	320	320
Additional paid-in capital	351,064	346,153	347,175
Accumulated deficit	(33,371)	(72,010)	(29,810)
Accumulated other comprehensive loss	(13,807)	(11,366)	(10,592)
Total stockholders’ equity	304,206	263,097	307,093
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,148,718	$1,120,480	$1,124,135

*Derived from the audited consolidated financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended February 2, 2018.

LANDS’ END, INC.
Condensed Consolidated Statements of Operations
(Unaudited)

	13 Weeks Ended		39 Weeks Ended
(in thousands, except per share data)	November 2, 2018	October 27, 2017	November 2, 2018	October 27, 2017
Net revenue	$341,570	$325,489	$949,340	$896,044
Cost of sales (excluding depreciation and amortization)	190,608	183,515	528,587	497,262
Gross profit	150,962	141,974	420,753	398,782

Selling and administrative	135,274	129,122	388,315	377,804
Depreciation and amortization	7,361	6,347	20,420	19,031
Other operating (income) expense, net	(158)	564	132	2,552
Operating income (loss)	8,485	5,941	11,886	(605)
Interest expense	7,303	6,350	21,216	18,642
Other expense (income), net	1,866	(576)	5,317	(1,812)
(Loss) income before income taxes	(684)	167	(14,647)	(17,435)
Income tax (benefit) expense	(3,978)	5	(10,026)	(5,878)
NET INCOME (LOSS)	$3,294	$162	$(4,621)	$(11,557)
NET INCOME (LOSS) PER COMMON SHARE
Basic:	$0.10	$0.01	$(0.14)	$(0.36)
Diluted:	$0.10	$0.01	$(0.14)	$(0.36)

Basic weighted average common shares outstanding	32,211	32,095	32,182	32,068
Diluted weighted average common shares outstanding	32,314	32,117	32,182	32,068

Use and Definition of Non-GAAP Financial Measures
(1)Adjusted EBITDA - In addition to our Net income, for purposes of evaluating operating performance, we use an Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), which is adjusted to exclude certain significant items as set forth below.
Our management uses Adjusted EBITDA to evaluate the operating performance of our business for comparable periods, and as an executive compensation metric. Adjusted EBITDA should not be used by investors or other third parties as the sole basis for formulating investment decisions as it excludes a number of important cash and non-cash recurring items.

While Adjusted EBITDA is a non-GAAP measurement, management believes that it is an important indicator of operating performance, and is useful to investors, because:

•	EBITDA excludes the effects of financings, investing activities and tax structure by eliminating the effects of interest, depreciation and income tax costs or benefits.

•
Other significant items, while periodically affecting our results, may vary significantly from period to period and have a disproportionate effect in a given period, which affects comparability of results. We have adjusted our results for these items to make our statements more comparable and therefore more useful to investors as the items are not representative of our ongoing operations.

◦	Transfer of corporate functions - severance and contract losses associated with a transition of certain corporate activities from our New York office to our Dodgeville headquarters.

◦	Gain or loss on property and equipment - management considers the gains or losses on asset valuation, including impairments, to result from investing decisions rather than ongoing operations.

Reconciliation of Non-GAAP Financial Information to GAAP
(Unaudited)

	13 Weeks Ended				39 Weeks Ended
	November 2, 2018		October 27, 2017		November 2, 2018		October 27, 2017
(in thousands)	$’s	% of Net revenue	$’s	% of Net revenue	$’s	% of Net revenue	$’s	% of Net revenue
NET INCOME (LOSS)	$3,294	1.0%	$162	—%	$(4,621)	(0.5)%	$(11,557)	(1.3)%
Income tax (benefit) expense	(3,978)	(1.2)%	5	—%	(10,026)	(1.1)%	(5,878)	(0.7)%
Other expense (income), net	1,866	0.5%	(576)	(0.2)%	5,317	0.6%	(1,812)	(0.2)%
Interest expense	7,303	2.1%	6,350	2.0%	21,216	2.2%	18,642	2.1%
Operating income (loss)	8,485	2.5%	5,941	1.8%	11,886	1.3%	(605)	(0.1)%
Depreciation and amortization	7,361	2.2%	6,347	1.9%	20,420	2.2%	19,031	2.1%
Transfer of corporate functions	4	—%	475	0.1%	10	—%	2,401	0.3%
(Gain) loss on property and equipment	(162)	—%	89	—%	121	—%	151	—%
Adjusted EBITDA(1)	$15,688	4.6%	$12,852	3.9%	$32,437	3.4%	$20,978	2.3%

LANDS’ END, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	39 Weeks Ended
(in thousands)	November 2, 2018	October 27, 2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(4,621)	$(11,557)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	20,420	19,031
Loss on property and equipment	121	151
Amortization of debt issuance costs	1,394	1,284
Stock-based compensation	4,432	2,855
Deferred income taxes	180	355
Change in operating assets and liabilities:
Inventories	(103,177)	(96,522)
Accounts payable	26,742	944
Other operating assets	(2,864)	(21,890)
Other operating liabilities	5,125	17,542
Net cash used in operating activities	(52,248)	(87,807)
CASH FLOWS FROM INVESTING ACTIVITIES
Sales of property and equipment	127	—
Purchases of property and equipment	(33,160)	(29,143)
Net cash used in investing activities	(33,033)	(29,143)
CASH FLOWS FROM FINANCING ACTIVITIES
Payments on term loan facility	(3,865)	(3,863)
Payments of employee withholding taxes on share-based compensation	(543)	(674)
Net cash used in financing activities	(4,408)	(4,537)
Effects of exchange rate changes on cash, cash equivalents and restricted cash	(246)	(368)
NET DECREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(89,935)	(121,855)
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, BEGINNING OF PERIOD	197,937	216,408
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD	$108,002	$94,553
SUPPLEMENTAL CASH FLOW DATA
Unpaid liability to acquire property and equipment	$4,707	$4,796
Income taxes paid, net of refunds	$1,420	$3,220
Interest paid	$19,792	$17,106

Financial information by segment is presented in the following tables for the 13 Weeks Ended and 39 Weeks Ended November 2, 2018, and October 27, 2017.

	13 Weeks Ended		39 Weeks Ended
(in thousands)	November 2, 2018	October 27, 2017	November 2, 2018	October 27, 2017
Net revenue:
Direct	$313,778	$290,326	$863,753	$778,554
Retail	27,792	35,163	85,587	117,490
Total net revenue	$341,570	$325,489	$949,340	$896,044

	13 Weeks Ended		39 Weeks Ended
(in thousands)	November 2, 2018	October 27, 2017	November 2, 2018	October 27, 2017
Adjusted EBITDA(1):
Direct	$30,284	$29,100	$68,379	$54,018
Retail	(3,595)	(6,003)	(7,763)	(7,405)
Corporate / other	(11,001)	(10,245)	(28,179)	(25,635)
Total Adjusted EBITDA(1)	$15,688	$12,852	$32,437	$20,978